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                                                               Exhibit 99(p)(ii)

                                  BATTERYMARCH
                                    FINANCIAL
                                MANAGEMENT, INC.
                                 CODE OF ETHICS

                               Dated: June 1, 2000

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                                TABLE OF CONTENTS

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     TOPIC                                                                           PAGE
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
I.   Introduction                                                                     1

     A.   Individuals Covered by the Code                                             1

     B.   Fiduciary Duty                                                              1

          1.    Clients Come First                                                    1
          2.    Avoid Taking Advantage                                                1
          3.    Comply with the Code                                                  1

II.  Personal Securities Transactions                                                 1

     A.   Preclearance Requirements for Access Persons                                1

          1.    General Requirement                                                   1
          2.    Trade Authorization Request Forms                                     2
          3.    Review of Form                                                        2
          4.    Length of Trade Authorization Approval                                2
          5.    No Explanation Required for Refusals                                  3

     B.   Execution of Personal Securities Transactions                               3

     C.   Prohibited Transactions                                                     3

          1.    Always Prohibited Securities Transactions                             3

                a.   Inside Information                                               3
                b.   Market Manipulation                                              3
                c.   Legg Mason, Inc. Stock During Restricted Period                  3
                d.   Others                                                           3

          2.    Generally Prohibited Securities Transactions                          3

                a.   Initial Public Offerings (Investment Personnel only)             4
                b.   One Day Blackout (all Access Persons)                            4
                c.   Seven-Day Blackout (Portfolio Managers only)                     4
                d.   60-Day Blackout (Investment Personnel only)                      4
                e.   Private Placements (Investment Personnel only)                   5
                f.   Intention to Buy or Sell for a Legg Mason Fund
                     or Client Account (all Access Persons)                           5

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
     D.   Exemptions                                                                  5

          1.    Exemptions from Preclearance and Treatment as a
                Prohibited Transaction                                                5

                a.   Mutual Funds                                                     6
                b.   No Knowledge                                                     6
                c.   Legg Mason, Inc. Stock (Outside of Restricted Period)            6
                d.   Certain Corporate Actions                                        6
                e.   Systematic Investment Plans                                      6
                f.   Option-Related Activity                                          6
                g.   Commodities, Futures, and Options on Futures                     6
                h.   Rights                                                           7
                i.   Fixed Income Investments                                         7
                j.   Miscellaneous                                                    7

          2.    Exemption from Treatment as a Prohibited Transaction                  7

                a.   De Minimis Transactions                                          7
                b.   Options on Broad-Based Indices                                   7

     E.   Reporting Requirements                                                      7

          1.    Initial and Periodic Disclosure of Personal Holdings
                by Access Persons                                                     7
          2.    Transaction and Periodic Statement Reporting Requirements             8
          3.    Availability of Reports                                               8

III. Fiduciary Duties                                                                 9

     A.   Confidentiality                                                             9

     B.   Gifts                                                                       9

          1.    Accepting Gifts                                                       9
          2.    Solicitation of Gifts                                                 9
          3.    Giving Gifts                                                          9

     C.   Corporate Opportunities                                                     9

     D.   Undue Influence                                                             10

     E.   Service as a Director                                                       10

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
IV.  Compliance with the Code of Ethics                                               10

     A.   Code of Ethics Review Committee                                             10

          1.    Membership, Voting and Quorum                                         10
          2.    Investigating Violations of the Code                                  10
          3.    Annual Reports                                                        10

     B.   Remedies                                                                    11

          1.    Sanctions                                                             11
          2.    Review                                                                11

     C.   Exceptions to the Code                                                      12

     D.   Inquiries Regarding the Code                                                12

V.   Definitions                                                                      12

     "Access Person"                                                                  12
     "Batterymarch"                                                                   12
     "Batterymarch's Compliance Department"                                           12
     "Beneficial Interest"                                                            13
     "Client Account"                                                                 13
     "Code"                                                                           13
     "Equivalent Security"                                                            13
     "Fixed Income Investment"                                                        14
     "Immediate Family"                                                               14
     "Investment Personnel" and "Investment Person"                                   14
     "Legg Mason Fund" and "Fund"                                                     14
     "Legg Mason's Legal and Compliance Department"                                   14
     "Portfolio Manager"                                                              14
     "Preclearance Officer"                                                           14
     "Restricted Period"                                                              14
     "Securities Transaction"                                                         15
     "Security"                                                                       15

VI.  Appendices to the Code                                                           15

     Appendix 1  -  Contact Persons                                                   i
     Appendix 2  -  Acknowledgement of Receipt of Code of Ethics
                    and Personal Holdings Report                                      ii
     Appendix 3  -  Trade Authorization Request for Access Persons                    iv
     Appendix 4  -  Certification of Access Person's Designee                         v
     Appendix 5  -  Form Letter to Broker, Dealer or Bank                             vi
     Appendix 6  -  Certification of No Beneficial Interest                           vii

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I.   INTRODUCTION

     A. INDIVIDUALS COVERED BY THE CODE. Unless the use of another Code of Ethics has been approved in writing by Legg Mason's Legal and Compliance Department, all Access Persons1 are subject to the provisions of this Code.

     B. FIDUCIARY DUTY. The Code is based on the principle that Access Persons owe a fiduciary duty to the Client Accounts and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the Client Accounts.

     As fiduciaries, Access Persons must at all times comply with the following principles:

          1. CLIENT ACCOUNTS COME FIRST. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of the Client Accounts. An Access Person may not induce or cause a Client Account to take action, or not to take action, for the Access Person's personal benefit, rather than for the benefit of the Client Account. For example, an Access Person would violate this Code by causing a Client Account to purchase a Security the Access Person owned for the purpose of increasing the price of that Security.

          2. AVOID TAKING ADVANTAGE. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, perquisites, or gifts from persons seeking business with Batterymarch or a Client Account could call into question the exercise of an Access Person's independent judgment.

          3. COMPLY WITH THE CODE. Doubtful situations should be resolved in favor of the Client Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any Securities Transactions that indicate an abuse of fiduciary duties.

II.  PERSONAL SECURITIES TRANSACTIONS

     A.   PRECLEARANCE REQUIREMENTS FOR ACCESS PERSONS.

          1.   GENERAL REQUIREMENT. Except for the transactions specified in
               Section II.D.1., any Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance Officer.

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     (1)  Capitalized words are defined in Section V (Definitions).

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          2.   TRADE AUTHORIZATION REQUEST FORMS. Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must complete a Trade Authorization Request form (Appendix
               3) and submit the completed form to a Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations.

               In the event an Access Person is unable to complete a Trade Authorization Request form, the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the Trade Authorization Request form AND the Certification of Access Person's Designee (Appendix 4) and submit both forms to a Preclearance Officer.

               Proposed Securities Transactions of a Preclearance Officer that require preclearance must be submitted to another Preclearance Officer.

          3. REVIEW OF FORM. After receiving a completed Trade Authorization Request form, a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past, pending, and contemplated transactions by any relevant Client Account, as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Securities Transaction. The granting of authorization, and the date and time that authorization was granted, must be reflected on the form. The Preclearance Officer should keep one copy of the completed form for Batterymarch's Compliance Department and provide one copy to the Access Person seeking authorization.

               NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PRECLEARANCE AUTHORIZATION IS REQUIRED MAY BE PLACED PRIOR TO THE RECEIPT OF WRITTEN AUTHORIZATION OF THE TRANSACTION BY A PRECLEARANCE OFFICER. VERBAL APPROVALS ARE NOT PERMITTED.

          4. LENGTH OF TRADE AUTHORIZATION APPROVAL. The authorization provided by a Preclearance Officer is effective until the earlier of (1) its revocation, (2) the close of business on the trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday), or (3) the moment the Access Person learns that the information in the Trade Authorization Request form is not accurate. If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), no new authorization is

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               necessary unless the person placing the original order for the
               Securities Transaction amends it in any way, or learns that the information in the Trade Authorization Request form is not accurate.

          5. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, a Preclearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing to authorize any Securities Transaction.

     B. EXECUTION OF PERSONAL SECURITIES TRANSACTIONS. Transactions in Securities subject to the preclearance requirements may be executed through any broker, dealer, or bank so long as the requirements of Section II.E.2. (Transaction and Periodic Statement Reporting Requirements) are met. If a precleared trade is not executed, the Access Person should notify the Preclearance Officer.

     C.   PROHIBITED TRANSACTIONS.

          1. ALWAYS PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions are prohibited and will not be authorized under any circumstances:

               a. INSIDE INFORMATION. Any transaction in a Security by an individual who possesses material nonpublic information regarding the Security or the issuer of the Security;

               b. MARKET MANIPULATION. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

               c. LEGG MASON, INC. STOCK DURING RESTRICTED PERIOD. Any purchase or sale of Legg Mason, Inc. stock effected by an Access Person during the Restricted Period, excluding the exercise of options under any of Legg Mason, Inc.'s employee stock plans. In addition, Batterymarch employees may not engage in short sales of Legg Mason, Inc. stock (except short sales against the box) or in purchases or sales of listed or OTC options or derivatives relating to Legg Mason, other than opening and closing hedging transactions, such as covered call options and protective put options; and

               d. OTHERS. Any other transaction deemed by the Preclearance Officer to involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

          2.   GENERALLY PROHIBITED SECURITIES TRANSACTIONS. Unless exempted by

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               Section II.D., the following Securities Transactions are
               prohibited and will not be authorized by a Preclearance Officer absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

               a. INITIAL PUBLIC OFFERINGS (INVESTMENT PERSONNEL ONLY). Any purchase of a Security by Investment Personnel in an initial public offering (other than a new offering of a registered open-end investment company);

               b. ONE DAY BLACKOUT (ALL ACCESS PERSONS). Any purchase or sale of a Security by an Access Person on any day during which any Client Account has a pending buy or sell order, or has effected a buy or sell transaction, in the same Security (or Equivalent Security);

               c. SEVEN-DAY BLACKOUT (PORTFOLIO MANAGERS ONLY). Any purchase or sale of a Security by a Portfolio Manager within seven calendar days of a purchase or sale of the same Security (or Equivalent Security) by a Client Account managed by that Portfolio Manager. For example, if a Client Account trades a Security on day one, day eight is the first day the Portfolio Manager may trade that Security for an account in which he or she has a Beneficial Interest. Of course, Portfolio Managers must place the interests of the Client Accounts first; they may not avoid or delay purchasing or selling a security for a Client Account in order to profit personally. It is acknowledged that circumstances may change with the passage of time and that at the time of a personal trade by a Portfolio Manager, the Portfolio Manager may have had no intention to purchase or sell the same Security for a Client Account. Furthermore, it is recognized that at the time of a personal trade by a Portfolio Manager, the Portfolio Manager may have had no knowledge that the Security would be subsequently purchased or sold for a Client Account. This is more likely to occur at Batterymarch where the investment process is quantitative and portfolio construction is automated. As a result, it will not automatically be construed to be a violation of the Code should a Portfolio Manager trade in a Security for a Client Account less than seven calendar days after the Portfolio Manager traded the same Security for an account in which he or she has a Beneficial Interest. However, under such circumstances, the Portfolio Manager must document in a written memorandum addressed to Batterymarch's Compliance Department why the personal trade by the Portfolio Manager should not be considered a violation of the Code;

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               d.   60-DAY BLACKOUT (INVESTMENT PERSONNEL ONLY). (1) Purchase of
                    a Security in which an Investment Person thereby acquires a Beneficial Interest within 60 calendar days of a sale of the Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, and (2) sale of a Security in which an Investment Person has a Beneficial Interest within 60 calendar days of a purchase of the Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, if, in either case, a Client Account held the Security (or an Equivalent Security) at any time on or between the dates of the Securities Transactions by the Investment Person; unless the Investment Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with Section IV.B.I.;

               e. PRIVATE PLACEMENTS (INVESTMENT PERSONNEL ONLY). Acquisition of a Beneficial Interest in Securities in a private placement by Investment Personnel is strongly discouraged. A Preclearance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to the person by virtue of the person's position as an Investment Person. Investment Personnel who have acquired a Beneficial Interest in Securities in a private placement are required to disclose their Beneficial Interest to Batterymarch's Compliance Department. If the Investment Person is subsequently involved in a decision to buy or sell a Security (or an Equivalent Security) from the same issuer for a Client Account, then the decision to purchase or sell the Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer; and

               f. INTENTION TO BUY OR SELL FOR A LEGG MASON FUND OR CLIENT ACCOUNT (ALL ACCESS PERSONS). Any purchase or sale of a Security by an Access Person at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of a Legg Mason Fund, Client Account, or any client account managed by an affiliate of Batterymarch.

               The prohibitions set forth in Section II.C.2.b. and c. apply whether the Securities Transaction is in the same direction (E.G., two purchases) or the opposite direction (E.G., a purchase and sale) as the transaction of the Client Account.

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     D.   EXEMPTIONS.

          1. EXEMPTIONS FROM PRECLEARANCE AND TREATMENT AS A PROHIBITED TRANSACTION. The following Securities Transactions are exempt from the preclearance requirements set forth in Section II.A. and the prohibited transaction restrictions set forth in Section II.C.2.:

               a. MUTUAL FUNDS. Any purchase or sale of a Security issued by any registered open-end investment companies (including but not limited to the Legg Mason Funds);

               b. NO KNOWLEDGE. Securities Transactions where the Access Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership or investment club, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

               c. LEGG MASON, INC. STOCK (OUTSIDE OF RESTRICTED PERIOD). Any purchase or sale of Legg Mason, Inc. stock outside of the Restricted Period and any exercise of options under any of Legg Mason, Inc.'s employee stock plans;

               d. CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

               e. SYSTEMATIC INVESTMENT PLANS. Any acquisition of a security pursuant to a systematic investment plan that has previously been approved pursuant to the Code. A systematic investment plan is one pursuant to which a prescribed investment will be made automatically on a regular, predetermined basis without affirmative action by the Access Person.

               f. OPTIONS-RELATED ACTIVITY. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections II.A. and II.C. are not applicable to the sale of the underlying security.

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               g.   COMMODITIES, FUTURES, AND OPTIONS ON FUTURES. Any Securities
                    Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures.

               h. RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent the rights were acquired in the issue;

               i. FIXED INCOME INVESTMENTS. Any purchase or sale of Fixed Income Investments; and

               j. MISCELLANEOUS. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the ground that the risk of abuse is minimal or non-existent.

               The Securities Transactions listed in Section II.D.1.a., i., and
               j. are also exempt from the reporting requirements set forth in
               Section II.E.1. and 2.

          2. EXEMPTION FROM TREATMENT AS A PROHIBITED TRANSACTION. The following Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in Section II.C.2. THEY ARE NOT EXEMPT FROM THE PRECLEARANCE REQUIREMENTS SET FORTH IN SECTION II.A.:

               a. DE MINIMIS TRANSACTIONS. The prohibitions in Section II.C.2.b. and c. are not applicable to any Security Transaction, or series of related transactions, effected over a thirty (30) calendar day period, involving 1,000 shares or less in the aggregate if the issuer of the Security is listed on the New York Stock Exchange or has a market capitalization in excess of $1 billion and the volume of trading in the Security during the prior trading day exceeded 20,000 shares.

               b. OPTIONS ON BROAD-BASED INDICES. The prohibitions in Section II.C.2.b., c., and d. are not applicable to any Securities Transaction involving options on certain broad-based indices designated by Batterymarch's Compliance Department. The broad-based indices designated by Batterymarch's Compliance Department may be changed from time to time and presently

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                    consist of the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300,
                    NYSE Composite, and Wilshire Small Cap indices.

     E.   REPORTING REQUIREMENTS

          1. INITIAL AND PERIODIC DISCLOSURE OF PERSONAL HOLDINGS BY ACCESS PERSONS. Within ten (10) days of being designated as an Access Person and thereafter on an annual basis, an Access Person must acknowledge receipt and review of the Code and disclose all Securities in which such Access Person has a Beneficial Interest on the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report (Appendix 2). The Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report must be received by April 30 of each year and disclose all Securities in which such Access Person has a Beneficial Interest as of March 31. An account statement for each account maintained with a broker, dealer, or bank in which an Access Person has a Beneficial Interest must be attached to the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report.

          2. TRANSACTION AND PERIODIC STATEMENT REPORTING REQUIREMENTS. An Access Person must arrange for Batterymarch's Compliance Department to receive directly from any broker, dealer, or bank that effects any Securities Transaction, duplicate copies of each confirmation for each such Securities Transaction as well as a periodic statement for each account in which a Securities Transaction occurred. Duplicate copies of confirmations and periodic statements must be received by Batterymarch's Compliance Department no later than ten (10) days after the end of the applicable calendar quarter. Attached as Appendix 5 is a form of letter that may be used to request such documents from such entities.

               IF AN ACCESS PERSON OPENS AN ACCOUNT AT A BROKER, DEALER, OR BANK THAT HAS NOT PREVIOUSLY BEEN DISCLOSED, THE ACCESS PERSON MUST IMMEDIATELY NOTIFY BATTERYMARCH'S COMPLIANCE DEPARTMENT IN WRITING OF THE EXISTENCE OF THE ACCOUNT AND MAKE ARRANGEMENTS TO COMPLY WITH THE REQUIREMENTS SET FORTH HEREIN.

               If an Access Person is not able to arrange for duplicate confirmations and periodic statements to be sent, the Access Person must immediately notify Batterymarch's Compliance Department.

          3. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code may be made available for inspection to Batterymarch's Board of Directors, the Board of Directors of each Legg Mason Fund, the Chairman of the Board and the Vice Chairman of Legg Mason, Inc., the

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               Code of Ethics Review Committee, Legg Mason's Legal and
               Compliance Department, Batterymarch's Compliance Department, Preclearance Officers, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities Exchange Commission, any self-regulatory organization of which Legg Mason Wood Walker, Incorporated is a member, any state securities commission, and any attorney or agent of the foregoing or of the Legg Mason Funds.

III. FIDUCIARY DUTIES

     A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Client Accounts, except to persons whose responsibilities require knowledge of the information.

     B. GIFTS. The following provisions on gifts apply to all Batterymarch employees.

          1. ACCEPTING GIFTS. On occasion, because of their position with Batterymarch, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with Batterymarch. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of Batterymarch and the Client Accounts. Gifts of a nominal value (I.E., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (E.G., sporting events), and promotional items (E.G., pens, mugs, T-shirts) may be accepted.

               If a Batterymarch employee receives any gift that might be prohibited under this Code, the employee must immediately inform Batterymarch's Compliance Department.

          2. SOLICITATION OF GIFTS. Batterymarch employees may not solicit gifts or gratuities.

          3. GIVING GIFTS. Without written authorization from Batterymarch's Compliance Department, Batterymarch employees may not personally give gifts with an aggregate value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, clients or prospects of the firm. Furthermore, Batterymarch employees may not give gifts to clients or prospects in excess of any limits set by such organizations (FOR EXAMPLE, certain clients may not allow their employees to accept gifts or may have a different threshold limit for accepting gifts (E.G., their employees may not accept gifts with an

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               aggregate value in excess of $50 per year)).

     C. CORPORATE OPPORTUNITIES. Access Persons may not take personal advantage of any opportunity properly belonging to Batterymarch or any Client Account. For example, an Investment Person should not acquire a Beneficial Interest in a Security of limited availability without first offering the opportunity to purchase such Security to Batterymarch for the relevant Client Account.

     D. UNDUE INFLUENCE. Access Persons may not cause or attempt to cause any Client Account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person stands to benefit materially from an investment decision for a Client Account, and the Access Person is making or participating in the investment decision, then the Access Person must disclose the potential benefit to those persons with authority to make investment decisions for the Client Account (or, if the Access Person in question is a person with authority to make investment decisions for the Client Account, to Batterymarch's Compliance Department). The person to whom the Access Person reports the interest, in consultation with Batterymarch's Compliance Department, must determine whether or not the Access Person will be restricted in making or participating in the investment decision.

     E. SERVICE AS A DIRECTOR. No Investment Person may serve on the board of directors of a publicly-held company (other than Batterymarch, its affiliates, the Funds or other commingled funds which Batterymarch or its affiliates sponsor or promote) absent prior written authorization by the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Investment Person be isolated, through a Chinese Wall or other procedures, from those making investment decisions related to the issuer on whose board the Investment Person sits.

IV.  COMPLIANCE WITH THE CODE OF ETHICS

     A.   CODE OF ETHICS REVIEW COMMITTEE

          1. MEMBERSHIP, VOTING AND QUORUM. The Code of Ethics Review Committee is comprised of the individuals identified in Appendix
               1. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee; PROVIDED, HOWEVER, that at least one member of the Committee shall also be a member of Legg Mason's Legal and Compliance Department.

          2. INVESTIGATING VIOLATIONS OF THE CODE. Batterymarch's Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of any investigation relating to the

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               Legg Mason Funds to the Code of Ethics Review Committee. The Code
               of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code relating to the Legg Mason Funds. Any violation of the Code relating to the Legg Mason Funds by an Access Person will also be reported to the Boards of Directors of the relevant Legg Mason Funds no less frequently than each quarterly meeting.

          3. ANNUAL REPORTS. The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will report to the Board of Directors of each Legg Mason Fund:

               a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

               b. Identifying any violation requiring significant remedial action during the past year; and

               c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

     B.   REMEDIES

          1. SANCTIONS. If Batterymarch's Compliance Department or the Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, Batterymarch's Compliance Department and the Code of Ethics Review Committee may impose sanctions and take other actions as they deem appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of the employment of the violator for cause. Batterymarch's Compliance Department and the Code of Ethics Review Committee may also require the Access Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by Batterymarch's Compliance Department or the Code of Ethics Review Committee and shall be forwarded to a charitable organization selected by either Batterymarch's Compliance Department or the Code of Ethics Review Committee. Failure to promptly abide by a directive from Batterymarch's Compliance Department or the Code of Ethics Review Committee to reverse a trade or forfeit profits may result in the imposition of additional sanctions. No member of Batterymarch's Compliance Department or the Code of Ethics Review Committee may review his or her own transaction.

          2. REVIEW. Whenever the Code of Ethics Review Committee determines that an Access Person has committed a violation of this Code relating to the Legg Mason Funds that merits remedial action, it will report no less frequently than quarterly to the Boards of Directors of the applicable Legg Mason Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Directors of the relevant Legg Mason Funds may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Directors.

     C. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, Batterymarch's Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if it finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions relating to the Legg Mason Funds must be in writing and must be reported as soon as practicable to the Code of Ethics Review Committee and to any relevant Funds' Board of Directors at their next regularly scheduled meeting after the exception is granted.

     D. INQUIRIES REGARDING THE CODE. Batterymarch's Compliance Department will answer any questions about this Code or any other compliance-related matters.

V.   DEFINITIONS

     When used in the Code, the following terms have the meanings set forth below:

     "ACCESS PERSON" means:

     (1)  every director or officer of Batterymarch;

     (2) every employee of Batterymarch (or employee of a company in a control relationship with any of the foregoing), who in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Client Account;

     (3) every natural person in a control relationship with Batterymarch or a Client Account who obtains information concerning recommendations made to a Client Account with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades; and

     (4) such other persons as Batterymarch's Compliance Department or Legg Mason's Legal and Compliance Department shall designate.

     Any uncertainty as to whether an individual is an Access Person should be brought to the attention of Batterymarch's Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(e) (1) promulgated under the Investment Company Act of 1940, as amended.

     "BATTERYMARCH" means Batterymarch Financial Management, Inc.

     "BATTERYMARCH'S COMPLIANCE DEPARTMENT" means the compliance department of Batterymarch and the persons designated in Appendix 1, as such Appendix shall be amended from time to time.

     "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

     An Access Person is deemed to have a Beneficial Interest in the following:

          (1)  any Security owned individually by the Access Person;

          (2) any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and

          (3) any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

               a. the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian); or

               b. the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

     In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide Batterymarch's Compliance Department with satisfactory assurances that the Access Person has no material Beneficial Interest in the Security and exercises no control over investment decisions made regarding the Security. Access Persons may use the form attached as Appendix 6

(Certification of No Beneficial Interest) in connection with such requests.

     Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of Batterymarch's Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

     "CLIENT ACCOUNT" means any separate or commingled account for which Batterymarch serves as an investment manager, adviser or sub-adviser.

     "CODE" means this Code of Ethics, as amended.

     "EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

     "FIXED INCOME INVESTMENT" means any security that pays a fixed rate of return and is not traded by Batterymarch on behalf of the Client Accounts (E.G., government, corporate and municipal bonds). Convertible securities are not considered Fixed Income Investments.

     "IMMEDIATE FAMILY" of an Access Person means any of the following persons:

          child
          stepchild
          grandchild
          parent
          stepparent
          grandparent
          spouse
          sibling
          mother-in-law
          father-in-law
          son-in-law
          daughter-in-law
          brother-in-law
          sister-in-law

     Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that Batterymarch's Compliance Department determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "INVESTMENT PERSONNEL" and "INVESTMENT PERSON" mean each Portfolio Manager and any Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions.

     "LEGG MASON FUND" and "FUND" mean an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) that is sponsored by Legg Mason, Inc. or its affiliates, including, but not limited to, the funds for which Batterymarch serves as an investment manager, adviser or sub-adviser.

     "LEGG MASON'S LEGAL AND COMPLIANCE DEPARTMENT" means the Legal and Compliance Department of Legg Mason Wood Walker, Incorporated and the persons designated in Appendix 1.

     "PORTFOLIO MANAGER" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Client Account.

     "PRECLEARANCE OFFICER" means the person designated as a Preclearance Officer in Appendix 1 hereof or such person's designee.

     "RESTRICTED PERIOD" means the period beginning five trading days before the expected release of Legg Mason, Inc.'s quarterly earnings and continuing for two trading days following the quarterly earnings release.

     "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

     "SECURITY" includes stock, limited partnership interests, obligations otherwise convertible into stock, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

VI.  APPENDICES TO THE CODE

  The following appendices are attached to and are a part of the Code:

  Appendix 1.  CONTACT PERSONS;

  Appendix 2.  ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS AND PERSONAL
               HOLDINGS REPORT;

  Appendix 3.  TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS;

  Appendix 4.  CERTIFICATION OF ACCESS PERSON'S DESIGNEE ;

  Appendix 5.  FORM LETTER TO BROKER, DEALER, OR BANK;

  Appendix 6.  CERTIFICATION OF NO BENEFICIAL INTEREST.

                                   APPENDIX 1

                                 CONTACT PERSONS

PRECLEARANCE OFFICERS

     Philip E. Channen

DESIGNEES OF PRECLEARANCE OFFICERS

     Marybeth Forbes
     Denise A. Larson

LEGG MASON'S LEGAL AND COMPLIANCE DEPARTMENT

     Andrew J. Bowden
     Neil P. O'Callaghan
     Frank R. Walker Jr.

BATTERYMARCH'S COMPLIANCE DEPARTMENT

     Francis X. Tracy
     Philip E. Channen
     Denise A. Larson

CODE OF ETHICS REVIEW COMMITTEE

     Andrew J. Bowden
     Edward A. Taber, III
     Neil P. O'Callaghan
     Philip E. Sachs
     Jennifer W. Murphy

                                   APPENDIX 2

                ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS AND
                            PERSONAL HOLDINGS REPORT

I acknowledge that I have received the Code of Ethics dated June 1, 2000 and represent that:

1. I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

2. In accordance with Section II.A. of the Code, I will obtain prior written authorization for all Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under
     Section II.D.1. of the Code.

3. In accordance with Section II.E.2. of the Code, I will report all non-exempt Securities Transactions in which I have or acquire a Beneficial Interest.

4. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

5.   I will comply with the Code of Ethics in all other respects.

6. In accordance with Section II.E.1. of the Code, the following is a list of all Securities in which I have a Beneficial Interest:

     A. PROVIDE THE INFORMATION REQUESTED BELOW FOR EACH ACCOUNT THAT YOU MAINTAIN WITH A BROKER, DEALER, OR BANK. INDICATE "NONE" IF APPROPRIATE.

            NAME OF BROKER,
            DEALER, OR BANK                          ACCOUNT TITLE                         ACCOUNT NUMBER
----------------------------------------------------------------------------------------------------------------------



                     (ATTACH A SEPARATE SHEET IF NECESSARY)

     B. ATTACH THE MOST RECENT ACCOUNT STATEMENT FOR EACH ACCOUNT IDENTIFIED ABOVE.

     C. IF YOU OWN BENEFICIAL INTERESTS IN SECURITIES THAT ARE NOT LISTED ON AN ATTACHED ACCOUNT STATEMENT, LIST THEM BELOW. INCLUDE PRIVATE EQUITY INVESTMENTS. INDICATE "NONE" IF APPROPRIATE.

    NAME OF
    BROKER,                                                                       NUMBER OF
  DEALER, OR        ACCOUNT         ACCOUNT                                   SHARES/PRINCIPAL
     BANK            TITLE          NUMBER         NAME OF SECURITY                AMOUNT
-----------------------------------------------------------------------------------------------



                      (ATTACH SEPARATE SHEET IF NECESSARY)

7. (INVESTMENT PERSONNEL ONLY) In accordance with Section III.E. of the Code, the following is a list of publicly-held companies (other than Legg Mason, Inc., its affiliates, and the Funds) on which I serve as a member of the board of directors. INDICATE "NA" OR "NONE" IF APPROPRIATE.

              NAME OF COMPANY                                           BOARD MEMBER SINCE
-----------------------------------------------------------------------------------------------



8.   I certify that the information on this form is accurate and complete.


----------------------------------
Access Person's Name


------------------------------------                ---------------------------
Access Person's Signature                           Date

                                   APPENDIX 3

                 TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS

1.   Name of Access Person:                         ___________________________

2.   Account Title and Number:                      ___________________________

3.   Name of Security:                              ___________________________

4.   Maximum number of shares or units to be purchased or sold:  ______________

5.   Name and phone number of broker to effect transaction:  __________________

6. Check applicable boxes: Purchase / / Sale / / Market Order / / Limit Order / / Limit Price:_________

7. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

     (b) I am not aware that any Legg Mason Fund, Client Account or any client account managed by an affiliate of Batterymarch has an open order to buy or sell the Security or an Equivalent Security.

     (c) By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Legg Mason Fund, Client Account or any client account managed by an affiliate of Batterymarch to profit by the market effect of such transaction.

     (d) (Investment Personnel Only.) The Security is not being acquired in an initial public offering.

     (e) (Investment Personnel Only.) The Security is not being acquired in a private placement or, if it is, I have reviewed Section II.C.2. of the Code and have attached hereto a written explanation of such transaction.

     (f) (Investment Personnel Only.) If I am purchasing the Security, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold the Security or an Equivalent Security in the prior 60 calendar days if the same or an Equivalent Security has been held by a Client Account at any time on or between the dates of the Securities Transactions by me.

     (g) (Investment Personnel Only.) If I am selling the Security, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased the Security or an Equivalent Security in the prior 60 calendar days if the same or an Equivalent Security has been held by a Client Account at any time on or between the dates of the Securities Transactions by me.

     (h) I understand that if this trade is authorized, the length of the trade authorization approval will not extend beyond the close of business on the trading day after the authorization is granted (as stated in Section II.A.4. of the Code). If the order is not placed within that period, a new authorization must be obtained before the order is placed.

     (i) Once this order is executed, I understand that I must satisfy the transaction and periodic statement reporting requirements as stated in Section II.E.2. of the Code. If this order is not executed, I agree to notify the Preclearance Officer.

     (j) I believe that the proposed trade fully complies with the requirements of the Code.


-------------------------------        --------------------   -----------------
Access Person's Signature              Date                   Time


                               TRADE AUTHORIZATION
                    (TO BE COMPLETED BY PRECLEARANCE OFFICER)


-------------------------------        --------------------   -----------------
Authorized By                          Date                   Time

                                   APPENDIX 4

                    CERTIFICATION OF ACCESS PERSON'S DESIGNEE

     The undersigned hereby certifies that the Access Person named on the attached Trade Authorization Request for Access Persons (a) directly instructed me to complete the attached form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in the attached Form are accurate.


                                        --------------------------------
                                        Access Person's Designee


                                        --------------------------------
                                        Print Name


                                        --------------------------------
                                        Date

                                   APPENDIX 5

                    FORM OF LETTER TO BROKER, DEALER, OR BANK

(Date)

(Name
and Address)

Subject: Account # ______________________________


Dear ______________________________:


     My employer, Batterymarch Financial Management, Inc., is an investment adviser to, or principal underwriter of, an investment company. Pursuant to my employer's Code of Ethics and Rule 17j-1 under the Investment Company Act of 1940, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

                                Philip E. Channen
                              Director, Compliance
                     Batterymarch Financial Management, Inc.
                        200 Clarendon Street, 49th Floor
                           Boston, Massachusetts 02116

     Thank you for your cooperation. If you have any questions, please contact me or Philip E. Channen at (617) 266-8300.


                                           Sincerely,


                                           (Name of Access Person)

                                   APPENDIX 6

                     CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household:

               RELATIONSHIP OF
               IMMEDIATE FAMILY
NAME           MEMBER                    BROKERAGE FIRM         ACCOUNT NUMBER
----           ----------------          --------------         --------------




I certify that with respect to each of the accounts listed above (INITIAL APPROPRIATE BOXES):


     / / I do not own individually or jointly with others any of the securities held in the account.

     / / I do not possess or exercise decision making authority over the account.

     / / I do not act as a broker or investment adviser representative for the account.

I agree that I will notify Batterymarch's Compliance Department immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.


                                   --------------------------------
                                   Access Person's Signature

                                   --------------------------------
                                   Print Name

                                   --------------------------------
                                   Date

                                  SUPPLEMENT TO
                                  BATTERYMARCH
                                    FINANCIAL
                                MANAGEMENT, INC.
                                 CODE OF ETHICS

                               Dated: June 1, 2004

I.   Personal Fund Transactions Involving Batterymarch-Managed Funds and Legg
     Mason Funds (the "Monitored Funds")                                              1

     A.   Preclearance Of Transactions in Monitored Funds                             1

          1.    General Requirement                                                   1
          2.    Fund Trade Authorization Request Forms                                1
          3.    Review of Form                                                        1
          4.    Length of Trade Authorization Approval                                2
          5.    No Explanation Required for Refusals                                  2

     B.   Prohibited Transactions in Monitored Funds                                  2
          1.    60 Day Holding Period                                                 2
          2.    Other Prohibited Trading                                              2

     C.   Exemptions for Transactions in Monitored Funds                              2

          1.    Exemptions from Preclearance and Treatment as a
                Prohibited Transaction                                                2

                a.   Legg Mason Money Market Funds                                    2
                b.   No Knowledge                                                     3
                c.   Systematic Investment/Withdrawal Plans                           3
                d.   Certain 401(k) Account Reallocations                             3

     D.   Reporting Requirements for Transactions in Monitored Funds                  3

     E.   New Account Reporting                                                       3

     F.   Exceptions to the Code                                                      4

     G.   Inquiries Regarding the code                                                4

II.  Definitions                                                                      4

     "Batterymarch-Managed Fund"                                                      4
     "Fund Transaction"                                                               4
     "Legg Mason Fund"                                                                4
     "Monitored Fund"                                                                 4

III. Appendices to the Supplement to the Code                                         5

     Appendix 1   -  Contact Persons                                                  5
     Appendix 2A  -  Acknowledgement of Receipt of Amendment to
                     the Code of Ethics and Personal Holdings Report
                     Relating to the Covered Funds                                    6
     Appendix 3A  -  Legg Mason Fund Trade Authorization Request                      8
     Appendix 7   -  New Account(s) Report                                            9

I. PERSONAL FUND TRANSACTIONS INVOLVING BATTERYMARCH-MANAGED FUNDS AND LEGG MASON FUNDS (THE "MONITORED FUNDS")

     A.   PRECLEARANCE OF TRANSACTIONS IN MONITORED FUNDS.

          1.   GENERAL REQUIREMENT. Except for those transactions exempted by
               Section I.C. of this Supplement, a Preclearance Officer must preclear each Fund Transaction (including any exchange) in which an Access Person has or acquires a Beneficial Interest in a Monitored Fund.

          2. FUND TRADE AUTHORIZATION REQUEST FORMS. Prior to entering an order for a transaction (including any exchange) involving a Monitored Fund, the Access Person must complete a Fund Trade Authorization Request form (Appendix 3A) and submit the completed form to a Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations.

               In the event an Access Person is unable to complete a Fund Trade Authorization Request form, the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the form AND the Certification of Access Person's Designee (Appendix 4) and submit both forms to a Preclearance Officer.

               Proposed Fund Transactions for a Preclearance Officer must be submitted to another Preclearance Officer for approval.

          3. REVIEW OF FORM. After receiving a completed Fund Trade Authorization Request form, a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past transactions by the Access Person in the Monitored Fund(s), as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Fund Transaction. The granting of authorization, and the date and time that authorization was granted must be reflected on the form. The Preclearance Officer should keep one copy of the completed form for the Appropriate Compliance Department and provide one copy to the Access Person seeking authorization.

               NO ORDER MAY BE PLACED PRIOR TO THE RECEIPT BY THE ACCESS PERSON OF WRITTEN AUTHORIZATION OF THE TRANSACTION BY A PRECLEARANCE OFFICER. VERBAL APPROVALS ARE NOT PERMITTED.

          4. LENGTH OF TRADE AUTHORIZATION APPROVAL. The authorization provided by a Preclearance Officer is effective until the earlier of (1) its revocation, (2) the close of business on the next trading day immediately following the day on which the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday), or (3) the moment the Access Person learns that the information in the Fund Trade Authorization Request form is not accurate. If the order for the Fund Transaction is not placed within that period, a new authorization must be obtained before the Fund Transaction is placed.

          5. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, a Preclearance Officer may refuse to authorize a Fund Transaction for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing any authorization request.

     B.   PROHIBITED TRANSACTIONS IN MONITORED FUNDS.

          1. 60 DAY HOLDING PERIOD. No Access Person may sell (or exchange out of) shares of a Monitored Fund in which the Access Person has a Beneficial Interest within sixty (60) calendar days of a purchase of (or exchange into) shares of the same Monitored Fund, including any individual retirement account or 401(k) participant account.

          2. OTHER PROHIBITED TRADING. No Access Person may use his or her knowledge of the portfolio holdings of a Monitored Fund or any other pooled investment vehicle, including any mutual fund, to engage in any trade or short-term trading strategy involving such Fund that IN THE SOLE DISCRETION OF A PRECLEARANCE OFFICER may conflict with the best interests of the Fund and its shareholders.

     C.   EXEMPTIONS FOR TRANSACTIONS IN MONITORED FUNDS.

          1. EXEMPTIONS FROM PRECLEARANCE AND TREATMENT AS A PROHIBITED TRANSACTION. The following Fund Transactions are exempt from the preclearance requirements set forth in Section I.A. and the prohibited transaction restrictions set forth in Section I.B.:

               a. LEGG MASON MONEY MARKET FUNDS. Acquisitions or sales of Legg Mason Funds that are money market funds.

               b. NO KNOWLEDGE. Acquisitions or sales of Monitored Funds where the Access Person has no knowledge of the transaction before it is completed (for example, transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

               c. SYSTEMATIC INVESTMENT/WITHDRAWAL PLANS. Acquisitions or sales of Monitored Funds pursuant to a systematic investment or withdrawal plan that has previously been approved by a Preclearance Officer. A systematic investment or withdrawal plan is one pursuant to which a prescribed purchase or sale will be made automatically on a regular, predetermined basis without affirmative action by the Access Person (for example, dividend reinvestments or automated payroll deduction investments by 401(k) participants).

               d. CERTAIN 401(k) ACCOUNT REALLOCATIONS. Acquisitions or sales of Monitored Funds through an Access Person's 401(k) participant account that result from a reallocation of an Access Person's current account that does not materially alter the percentage of the account that is invested in a particular Monitored Fund (for example, if an Access Person rebalances his or her current holdings to counteract the impact of market appreciation, the resulting transactions in any underlying Monitored Funds, if not material in relation to the overall composition of the account, would not be subject to preclearance or the prohibited transaction restrictions). The standards for applying this exemption must be approved in writing by Batterymarch's Compliance Department.

     D. REPORTING REQUIREMENTS FOR TRANSACTIONS IN MONITORED FUNDS. Each Access Person must arrange for Batterymarch's Compliance Department to receive directly from the Access Person's brokerage firm (including Legg Mason, if applicable) duplicate copies of each confirmation for each transaction involving a Monitored Fund and periodic statements for each account in which such Access Person has a Beneficial Interest and that holds Monitored Funds. Access Persons will NOT be required to arrange for the delivery of duplicate copies of 401(k) participant account statements.

     E. NEW ACCOUNT REPORTING. IF AN ACCESS PERSON OPENS AN ACCOUNT AT A BROKER, DEALER, BANK, OR MUTUAL FUND THAT HAS NOT PREVIOUSLY BEEN DISCLOSED, THE ACCESS PERSON MUST IMMEDIATELY NOTIFY BATTERYMARCH'S COMPLIANCE DEPARTMENT IN WRITING OF THE EXISTENCE OF THE ACCOUNT AND MAKE ARRANGEMENTS TO COMPLY WITH THE REQUIREMENTS SET FORTH IN THE CODE. Access Persons may (but are not required to) report the opening of a new account by completing the New Account(s) Report that is attached as Appendix 7.

     F. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, Batterymarch's Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if Batterymarch's Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported as soon as practicable to the Code of Ethics Review Committee after the exception is granted.

     G. INQUIRIES REGARDING THE CODE. Batterymarch's Compliance Department will answer any questions about this Code or any other compliance-related matters.

II.  DEFINITIONS

     When used in the Code, the following terms have the meanings set forth below:

     "BATTERYMARCH-MANAGED FUND" means an investment company or other pooled investment vehicle managed by Batterymarch.

     "FUND TRANSACTION" means a purchase or sale of shares, units, limited partnership interests, or other evidences of ownership interests of Monitored Funds in which an Access Person has or acquires a Beneficial Interest.

     "LEGG MASON FUND" means an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) that is part of the Legg Mason Family of Funds, including, but not limited to, each or all of the series in the Legg Mason Income Trust, Inc., Legg Mason Cash Reserve Trust, Legg Mason Tax Exempt Trust, Inc., Legg Mason Tax Free Income Fund, Legg Mason Value Trust, Inc., Legg Mason Special Investment Trust, Inc., Legg Mason Focus Trust, Inc., Legg Mason Global Trust, Inc., Legg Mason Investors Trust, Inc., Legg Mason Light Street Trust, Inc., Legg Mason Investment Trust, Inc., and Legg Mason Charles Street Trust, Inc.

     "MONITORED FUND" means a Batterymarch-Managed Fund or Legg Mason Fund.

                                   APPENDIX 1

                                 CONTACT PERSONS

PRECLEARANCE OFFICERS

     Philip E. Channen

DESIGNEES OF PRECLEARANCE OFFICERS

     Denise A. Larson
     Jeffrey S. Morandi

LEGG MASON'S LEGAL AND COMPLIANCE DEPARTMENT

     Gregory T. Merz
     Neil P. O'Callaghan
     Richard M. Wachterman

BATTERYMARCH'S COMPLIANCE DEPARTMENT

     Philip E. Channen
     Denise A. Larson
     Jeffrey S. Morandi

CODE OF ETHICS REVIEW COMMITTEE

     Gregory T. Merz
     Edward A. Taber, III
     Neil P. O'Callaghan
     Mark R. Fetting
     Jennifer W. Murphy
     Deepak Chowdhury


                                   APPENDIX 2A

             ACKNOWLEDGEMENT OF RECEIPT OF SUPPLEMENT TO THE CODE OF
               ETHICS AND PERSONAL HOLDINGS REPORT RELATING TO THE
                                 MONITORED FUNDS

I acknowledge that I have received the Supplement to the Code of Ethics dated June 1, 2004 and represent that:

1. I have read the Supplement to the Code of Ethics and I understand that it applies to me and to all Legg Mason Funds or Batterymarch-Managed Funds (collectively, the "Monitored Funds") in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in the Monitored Funds owned by members of my Immediate Family and that Securities Transactions in the Monitored Funds effected by members of my Immediate Family may therefore be subject to this Code.

2. In accordance with the requirements of the Code, I will obtain prior written authorization for all Securities Transactions in the Monitored Funds in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under the Code.

3. In accordance with the requirements of the Code, I will report all non-exempt Securities Transactions in the Monitored Funds in which I have or acquire a Beneficial Interest.

4. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

5. I will comply with the Code of Ethics in all other respects. I understand that the Supplement to the Code of Ethics has not resulted in any change to the previous requirements of obtaining prior written authorization for Securities Transactions (other than in the Monitored Funds) and reporting.

6.   The following is a list of all Monitored Funds in which I have a Beneficial
     Interest:

     A. PROVIDE THE INFORMATION REQUESTED BELOW FOR EACH ACCOUNT THAT YOU MAINTAIN WITH A BROKER, DEALER, BANK, OR MUTUAL FUND (INCLUDING ACCOUNTS YOU MAINTAIN AT LEGG MASON). INDICATE "NONE" IF APPROPRIATE.

   NAME OF BROKER, DEALER,
     BANK, OR MUTUAL FUND                            ACCOUNT TITLE                         ACCOUNT NUMBER
----------------------------------------------------------------------------------------------------------------------



                     (ATTACH A SEPARATE SHEET IF NECESSARY)

     B. ATTACH THE MOST RECENT ACCOUNT STATEMENT FOR EACH ACCOUNT IDENTIFIED ABOVE.

     C. IF YOU OWN BENEFICIAL INTERESTS IN MONITORED FUNDS THAT ARE NOT LISTED ON AN ATTACHED ACCOUNT STATEMENT, LIST THEM BELOW. INDICATE "NONE" IF APPROPRIATE.

   NAME OF
   BROKER,
   DEALER,
  BANK, OR                                                                                          NUMBER OF
   MUTUAL                    ACCOUNT               ACCOUNT                  NAME OF             SHARES/PRINCIPAL
    FUND                      TITLE                NUMBER                MONITORED FUND              AMOUNT
-----------------------------------------------------------------------------------------------------------------------



                      (ATTACH SEPARATE SHEET IF NECESSARY)

7.   I certify that the information on this form is accurate and complete.


----------------------------------
Access Person's Name


---------------------------------                   ----------------------------
Access Person's Signature                           Date


                                   APPENDIX 3A

                  LEGG MASON FUND AND BATTERYMARCH-MANAGED FUND
                           TRADE AUTHORIZATION REQUEST

1.   Name of Access Person:                         ___________________________

2.   Name of person executing Trade (if not listed
     above) and such person's relationship to
     Access Person                                  ___________________________

3.   Account Title:                                 ___________________________

3.   Account Number:                                ___________________________

4.   Legg Mason Fund or Batterymarch-Managed Fund
     to be purchased or sold:                       ___________________________

5.   Maximum number of shares or $
     amount to be purchased or sold:                ___________________________

6.   Name and phone number of broker to
     effect transaction:                            ___________________________

7.   Check applicable boxes: Purchase  / /  Sale / /

8. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) If I am requesting authorization for a sale, I have not purchased shares of the same Legg Mason Fund or Batterymarch-Managed Fund within 60 calendar days.

     (b) By entering this order, I am not using my knowledge of the portfolio holdings of a Legg Mason Fund or Batterymarch-Managed Fund in an effort to profit through short-term trading of such Fund.

     (c) I believe that the proposed trade fully complies with the requirements of the Code and the policies outlined in the Prospectus of the Fund.


------------------------------------   --------------------   -----------------
         ACCESS PERSON'S SIGNATURE                   DATE                TIME


                          TRADE AUTHORIZATION OR DENIAL
                    (TO BE COMPLETED BY PRECLEARANCE OFFICER)


------------------------------------   --------------------   -----------------
Name of Preclearance Officer           Date                   Time


------------------------------------   / /   Approved          / /  Denied
Signature of Preclearance Officer


                                   APPENDIX 7

                              NEW ACCOUNT(S) REPORT

I recently opened the following account(s) in which I have a Beneficial
Interest:

         DATE               NAME OF BROKER, DEALER,
        OPENED                BANK, OR MUTUAL FUND               ACCOUNT TITLE             ACCOUNT NUMBER
   -----------------------------------------------------------------------------------------------------------




                                 -------------------------------------------
                                 Access Person's Name  (PLEASE PRINT)


                                 -------------------------------------------
                                 Access Person's Signature


                                 -------------------------------------------
                                 Date